Page 1 of 10
--------------------------------------------------------------------------------
EXHIBIT 99
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416



           NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $12.6 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (July 26, 2004) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended June 30, 2004, was $12.6 million, or $0.38 per diluted share, up 6% from $11.8 million, or $0.36 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.24% and 16.05%, respectively, for the quarter ended June 30, 2004, compared with 1.25% and 16.07%, respectively, for the same period in 2003. The increase in net income for the quarter ended June 30, 2004, was primarily the result of a $1.2 million increase in net interest income and a $1.1 million increase in noninterest income that was partially offset by a $1.0 million increase in the provision for loan and lease losses.

     Net income for the six months ended June 30, 2004, was $24.9 million, or $0.75 per diluted share, up 6% compared with $23.4 million or $0.71 per diluted share for the first six months of 2003. Return on average assets and return on average equity were 1.24% and 15.89%, respectively, for the six months ended June 30, 2004, compared with 1.26% and 16.08%, respectively, for the same period in 2003. The increase in net income for the six months ended June 30, 2004, was primarily the result of a $2.8 million increase in noninterest income and a $2.3 million increase in net interest income that was partially offset by increases in the provision for loan and lease losses of $1.2 million and noninterest expense of $1.3 million.

     NBT Chairman and CEO Daryl R. Forsythe stated, "I am pleased to report solid results for the second quarter of 2004. Key areas that continue to drive our performance include solid loan growth, higher revenues from noninterest income sources, strong credit quality, and good expense control. With the competitive landscape changing as a result of merger activity, we remain focused on our growth strategy and are taking advantage of the resulting organic growth opportunities in the Albany and

Binghamton markets. Recently, NBT Bank announced the opening of its 72nd location in downtown Binghamton in July and relocated a branch in Albany to a new regional financial services center in May."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at June 30, 2004 were $13.8 million or 0.50% of total loans and leases compared with $16.8 million or 0.67% of total loans and leases at June 30, 2003 and $14.8 million or 0.56% of total loans and leases at December 31, 2003. The Company's allowance for loan and lease losses was 1.58% of loans and leases at June 30, 2004 compared to 1.64% at June 30, 2003 and 1.62% at December 31, 2003. The ratio of the allowance for loan and lease losses to nonperforming loans improved to 315.52% at June 30, 2004 from 242.58% at June 30, 2003 and 287.62% at December 31, 2003. Annualized net charge-offs to average loans and leases for the six months ended June 30, 2004, were 0.28%, up slightly from the 0.23% annualized ratio for the six months ended June 30, 2003, and the ratio for the year ended December 31, 2003 of 0.27%.

     For the quarter and six months ended June 30, 2004, the provision for loan and lease losses totaled $2.4 million and $4.6 million, respectively, compared with the $1.4 million and $3.4 million for the same periods in 2003. The increase in the provision for loan and lease losses was due primarily to loan and lease growth as well as an increase in net charge-offs. Loans and leases at June 30, 2004 increased 10% when compared to loans and leases at June 30, 2003 and grew at a 9% annualized rate when compared to loans and leases at December 31, 2003. Net charge-offs for the quarter ended June 30, 2004 were up $0.6 million to $2.2 million from $1.7 million for the same period in 2003. The provision for loan and lease losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, as the amount needed to maintain an allowance that is sufficient to absorb loan and lease losses inherent in the Company's current loan and lease portfolio.

NET  INTEREST  INCOME

     Net interest income was up 3% to $36.7 million for the quarter ended June 30, 2004, compared to $35.5 million for the same period a year ago. The increase in net interest income was attributable to 8% growth in average earning assets for the period offset by a decline in the Company's net interest margin, which was 3.99% for the quarter ended June 30, 2004, down from the 4.18% for the same period in 2003. Net interest income for the six months ended June 30, 2004 increased 3% as well to $73.8 million from $71.5 million in the same period for 2003. The increase in net interest income was attributable to 9% growth in average earning assets for the period offset by a decline in the Company's net interest margin, which was 4.04% for the six months ended June 30, 2004, down from the 4.29% for the same period in 2003. The compression of net interest margin during the six months and quarter ended June 30, 2004 compared to the same periods last year resulted from earning assets repricing down at a faster rate than interest-bearing liabilities due primarily to the continued low rate environment prevalent throughout the period.

NONINTEREST  INCOME

     Noninterest income for the quarter ended June 30, 2004 was $10.0 million, up $1.1 million or 12% from $8.9 million for the same period in 2003. Service charges on deposit accounts for the quarter ended June 30, 2004 increased $0.3 million or 9% over the same period in 2003. The increase in service charges on deposit accounts resulted primarily from higher overdraft fees from pricing adjustments implemented during the second half of 2003. Income from bank owned life insurance (BOLI) increased $0.4 million for the quarter ended June 30, 2004 over the same period in the prior year resulting from the purchase of $30 million of BOLI in June 2003.

     Noninterest income for the six months ended June 30, 2004 was $20.4 million, up $2.8 million or 16% from $17.7 million for the same period in 2003. Service charges on deposit accounts for the six months ended June 30, 2004 increased $0.8 million or 10% over the same period in 2003. As mentioned previously, the increase in service charges on deposit accounts resulted primarily from higher revenue collected for overdraft fees from pricing adjustments implemented during the second half of 2003. Other income for the six months ended June 30, 2004 increased $0.6 million or 12% over the same period in 2003. The increase in other income was driven primarily by an increase in credit-group-life insurance fees totaling $0.4 million. Broker/dealer and insurance revenue increased $0.4 million or 12%, due primarily to the initiative to sell financial service products throughout the Bank's 112-branch network beginning in 2003. Income from BOLI increased $0.8 million for the six months ended June 30, 2004 over the same period in the prior year resulting from the previously mentioned purchase of $30 million of BOLI in June 2003.

NONINTEREST  EXPENSE

     Noninterest expense for the quarter ended June 30, 2004 was $25.9 million, up slightly from $25.8 million for the same period in 2003. Salaries and employee benefits for the quarter ended June 30, 2004 increased $0.5 million or 4% over the same period in 2003 mainly from higher salaries from merit increases and higher employee medical insurance costs. Occupancy expense for the quarter ended June 30, 2004 increased $0.3 million or 12% over the same period in 2003 primarily from branch expansion in the Albany market. Offsetting these increases were decreases in loan collection and other real estate owned ("OREO") costs and other operating expenses. Loan collection and OREO costs for the quarter ended June 30, 2004 decreased $0.4 million when compared to the same period in 2003 mainly from a $0.3 million gain from the sale of OREO during the current quarter. Other operating expense for the quarter ended June 30, 2004 decreased $0.4 million when compared to the same period in 2003 mainly from a $0.6 million charge for the writedown of a nonmarketable security in 2003.

     Noninterest expense for the six months ended June 30, 2004 was $53.1 million, up $1.3 million or 3% from $51.7 million for the same period in 2003. The increase in noninterest expense was due primarily to increases in salaries and employee benefits and professional fees and outside services partially offset by decreases in loan collection and OREO costs and other operating expense. Salaries and employee benefits increased $1.9 million, mainly from a $1.1 million increase in salary expense from merit increases and an increase in employee medical costs of $0.5 million. Professional fees and outside services increased $0.5 million mainly from increased courier, legal and audit costs. Loan collection and OREO costs decreased $0.3 million from a decrease in OREO expenses resulting from a decline in the number of OREO properties under management as OREO totaled $0.4 million at June 30, 2004 compared to $2.3 million at June 30, 2003. Other operating expense decreased $0.7 million mainly from the previously mentioned $0.6 million charge for the writedown of a nonmarketable security in 2003.

BALANCE  SHEET

     Total assets were $4.1 billion at June 30, 2004 up $0.2 billion from $3.9 billion at June 30, 2003. Loans and leases increased $0.3 billion or 10% from $2.5 billion at June 30, 2003 to $2.8 billion at June 30, 2004. Loan growth was fueled by solid production from consumer, commercial and residential real estate loan products. Total deposits were $3.0 billion at June 30, 2004 and 2003. Core deposits, which include checking, savings and money market accounts increased $0.2 billion or 12% from $1.8 billion at June 30, 2003 to $2.0 billion at June 30, 2004 offset by a $0.1 billion decrease in time deposits during the same period. Stockholders' equity was $307.7 million representing a Tier 1 leverage ratio of 6.90% at June 30, 2004 compared with $297.9 million or a Tier 1 leverage ratio of 6.72% at June 30, 2003. Under a previously announced stock repurchase plan, the Company acquired 351,331 shares of its common stock at an average price of $21.51 per share totaling $7.6 million for the six months ended June 30, 2004.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a third quarter cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on September 15, 2004 to shareholders of record as of September 1, 2004.

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.1 billion at June 30, 2004. Mr. Forsythe commented "I am pleased to announce that on July 19, 2004, the Company successfully completed the integration of the Central National Bank division into the NBT Bank division. We now have a single brand in New York and will continue to be the same community bank staffed by local decision makers who provide quality service and competitive products." The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 112 locations, including 72 NBT Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. NBT also provides financial services products through M. Griffith, Inc. More information about NBT and its banking divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com, and www.pennstarbank.com.
              ------------------   ---------------        --------------------

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL  TABLES  APPEAR  ON  FOLLOWING  PAGES  (6-10).

                                                                    Page 6 of 10

                                               NBT BANCORP INC.
                                         SELECTED FINANCIAL HIGHLIGHTS
                                                  (unaudited)

                                                                                        NET      PERCENT
                                                       2004              2003          CHANGE     CHANGE
                                                ------------------  ---------------  ----------  --------
                                                   (dollars in thousands, except
                                                     share and per share data)
THREE MONTHS ENDED JUNE 30,
Net Income                                      $          12,568   $       11,808   $     760         6%
Diluted Earnings Per Share                      $            0.38   $         0.36   $    0.02         6%
Weighted Average Diluted
  Common Shares Outstanding                            33,084,126       32,652,900     431,226         1%
Return on Average Assets                                     1.24%            1.25%      -0.01%       -1%
Return on Average Equity                                    16.05%           16.07%      -0.02%        0%
Net Interest Margin                                          3.99%            4.18%      -0.19%       -5%
---------------------------------------------------------------------------------------------------------

SIX MONTHS ENDED JUNE 30,
Net Income                                      $          24,939   $       23,374   $   1,565         7%
Diluted Earnings Per Share                      $            0.75   $         0.71   $    0.04         6%
Weighted Average Diluted
  Common Shares Outstanding                            33,128,783       32,717,725     411,058         1%
Return on Average Assets                                     1.24%            1.26%      -0.02%       -2%
Return on Average Equity                                    15.89%           16.08%      -0.19%       -1%
Net Interest Margin                                          4.04%            4.29%      -0.25%       -6%
---------------------------------------------------------------------------------------------------------

ASSET QUALITY                                        JUNE 30,        December 31,     June 30,
                                                       2004              2003           2003
                                                ------------------  ---------------  ----------
Nonaccrual Loans                                $          13,240   $       13,861   $  15,906
90 Days Past Due and Still Accruing             $             541   $          968   $     642
Troubled Debt Restructuring Loans               $               0   $            0   $     295
Total Nonperforming Loans                       $          13,781   $       14,829   $  16,843
Other Real Estate Owned (OREO)                  $             365   $        1,157   $   2,280
Total Nonperforming Loans and OREO              $          14,146   $       15,986   $  19,123
Nonperforming Securities                        $              52   $          395   $     735
Total Nonperforming Assets                      $          14,198   $       16,381   $  19,858
Allowance for Loan and Lease Losses             $          43,482   $       42,651   $  40,858
Year-to-Date (YTD) Net Charge-Offs              $           3,720   $        6,627   $   2,662
Allowance to Loans and Leases                                1.58%            1.62%       1.64%
Total Nonperforming Loans to Loans and Leases                0.50%            0.56%       0.67%
Total Nonperforming Assets to Assets                         0.34%            0.40%       0.51%
Allowance to Nonperforming Loans                           315.52%          287.62%     242.58%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                             0.28%            0.27%       0.23%
---------------------------------------------------------------------------------------------------------

CAPITAL
Equity to Assets                                             7.46%            7.66%       7.60%
Book Value Per Share                            $            9.43   $         9.46   $    9.19
Tangible Book Value Per Share                   $            7.91   $         7.94   $    7.64
Tier 1 Leverage Ratio                                        6.90%            6.76%       6.72%
Tier 1 Capital Ratio                                         9.74%            9.96%       9.44%
Total Risk-Based Capital Ratio                              11.00%           11.21%      10.70%
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE                        2004                2003              2002
Quarter End                                    High       Low      High       Low    High       Low
                                              ------    ------    ------    ------  ------    ------
March 31                                      $23.00    $21.21    $18.60    $16.76  $15.15    $13.15
June 30                                       $23.18    $19.92     19.94     17.37   19.32     14.00
September 30                                                       21.76     19.24   18.50     16.36
December 31                                                        22.78     19.50   18.60     14.76
----------------------------------------------------------------------------------------------------

                                                                                              Page 7 of 10

                                                  NBT BANCORP INC.
                                           SELECTED FINANCIAL HIGHLIGHTS
                                                    (UNAUDITED)

                                                                                              Net     Percent
                                                             2004              2003         Change     Change
                                                       -----------------  ---------------  ---------  --------
                                                          (dollars in thousands, except
                                                            share and per share data)
BALANCE SHEET AS OF JUNE 30,
Loans                                                  $       2,753,625  $     2,496,385  $257,240        10%
Earning Assets                                         $       3,860,751  $     3,584,137  $276,614         8%
Total Assets                                           $       4,125,374  $     3,917,457  $207,917         5%
Deposits                                               $       3,040,609  $     2,965,196  $ 75,413         3%
Stockholders' Equity                                   $         307,675  $       297,850  $  9,825         3%
--------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
QUARTER ENDED JUNE 30,
Loans                                                  $       2,698,654  $     2,417,364  $281,290        12%
Securities AFS (excluding unrealized gains or losses)  $         974,046  $       975,929   ($1,883)        0%
Securities HTM                                         $          87,802  $        86,400  $  1,402         2%
Regulatory Equity Investment                           $          33,301  $        23,987  $  9,314        39%
Short-Term Interest Bearing Accounts                   $           7,282  $         4,331  $  2,951        68%
Total Earning Assets                                   $       3,801,085  $     3,508,011  $293,074         8%
Total Assets                                           $       4,073,144  $     3,773,460  $299,684         8%
Interest Bearing Deposits                              $       2,555,590  $     2,479,636  $ 75,954         3%
Non-Interest Bearing Deposits                          $         483,650  $       448,597  $ 35,053         8%
Short-Term Borrowings                                  $         283,701  $       122,794  $160,907       131%
Long-Term Borrowings                                   $         388,331  $       358,119  $ 30,212         8%
Total Interest Bearing Liabilities                     $       3,227,622  $     2,960,549  $267,073         9%
Stockholders' Equity                                   $         314,980  $       294,659  $ 20,321         7%
--------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
YEAR ENDED JUNE 30,
Loans                                                  $       2,672,384  $     2,386,173  $286,211        12%
Securities AFS (excluding unrealized gains or losses)  $         969,347  $       976,909   ($7,562)       -1%
Securities HTM                                         $          91,878  $        83,388  $  8,490        10%
Regulatory Equity Investment                           $          33,648  $        23,736  $  9,912        42%
Short-Term Interest Bearing Accounts                   $           7,761  $         4,756  $  3,005        63%
Total Earning Assets                                   $       3,775,018  $     3,474,962  $300,056         9%
Total Assets                                           $       4,052,714  $     3,735,711  $317,003         8%
Interest Bearing Deposits                              $       2,538,519  $     2,477,483  $ 61,036         2%
Non-Interest Bearing Deposits                          $         476,186  $       439,398  $ 36,788         8%
Short-Term Borrowings                                  $         286,658  $       110,713  $175,945       159%
Long-Term Borrowings                                   $         387,519  $       351,931  $ 35,588        10%
Total Interest Bearing Liabilities                     $       3,212,696  $     2,940,127  $272,569         9%
Stockholders' Equity                                   $         315,522  $       293,607  $ 21,915         7%
--------------------------------------------------------------------------------------------------------------

                                                                                                 Page 8 of 10


NBT BANCORP INC. AND SUBSIDIARIES                                     JUNE 30,    December 31,     June 30,
CONSOLIDATED BALANCE SHEETS                                             2004          2003           2003
-------------------------------------------------------------------------------------------------------------
(in thousands)                                                      (Unaudited)                  (Unaudited)

ASSETS
Cash and due from banks                                             $    102,705  $     125,590  $    143,884
Short term interest bearing accounts                                       7,240          2,502         3,576
Securities available for sale, at fair value                             980,097        980,961       987,147
Securities held to maturity (fair value of $80,390, $98,576, and          79,766         97,204        92,452
94,339, at June 30, 2004, December 31, 2003 and June 30,
2003, respectively)
Federal Reserve and Federal Home Loan Bank stock                          35,994         34,043        29,175
Loans and leases                                                       2,753,625      2,639,976     2,496,385
Less allowance for loan and lease losses                                  43,482         42,651        40,858
=============================================================================================================
  Net loans and leases                                                 2,710,143      2,597,325     2,455,527
Premises and equipment, net                                               62,008         62,443        61,332
Goodwill                                                                  47,521         47,521        47,558
Intangible assets, net                                                     2,189          2,331         2,606
Bank owned life insurance                                                 31,609         30,815        30,014
Other assets                                                              66,102         66,150        64,186
-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $  4,125,374  $   4,046,885  $  3,917,457
=============================================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
 Demand (noninterest bearing)                                       $    490,573  $     500,303  $    470,422
 Savings, NOW, and money market                                        1,494,278      1,401,825     1,304,304
 Time                                                                  1,055,758      1,099,223     1,190,470
-------------------------------------------------------------------------------------------------------------
  Total deposits                                                       3,040,609      3,001,351     2,965,196
Short-term borrowings                                                    349,144        302,931       211,981
Long-term debt                                                           369,567        369,700       370,129
Trust preferred debentures                                                18,720              -             -
Other liabilities                                                         39,659         45,869        55,301
-------------------------------------------------------------------------------------------------------------
  Total liabilities                                                    3,817,699      3,719,851     3,602,607

Guaranteed preferred beneficial interests in
  Company's junior subordinated debentures                                     -         17,000        17,000


Total stockholders' equity                                               307,675        310,034       297,850
=============================================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                                  $  4,125,374  $   4,046,885  $  3,917,457
=============================================================================================================

                                                                                        Page 9 of 10


                                                         Three months ended       Six months ended
NBT BANCORP INC. AND SUBSIDIARIES                              June 30,               June 30,
CONSOLIDATED STATEMENTS OF INCOME                         2004         2003       2004       2003
----------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                    (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                      $     39,635  $   39,540  $ 79,529  $   79,155
Securities available for sale                               10,313      10,864    21,082      22,669
Securities held to maturity                                    755         857     1,552       1,746
Other                                                          235         332       502         658
----------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                   50,938      51,593   102,665     104,228
----------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                     9,674      12,040    19,719      24,652
Short-term borrowings                                          794         370     1,587         659
Long-term debt                                               3,627       3,691     7,242       7,396
Trust preferred debentures                                     163           -       343           -
----------------------------------------------------------------------------------------------------
  Total interest expense                                    14,258      16,101    28,891      32,707
----------------------------------------------------------------------------------------------------
Net interest income                                         36,680      35,492    73,774      71,521
Provision for loan and lease losses                          2,428       1,413     4,552       3,353
----------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses         34,252      34,079    69,222      68,168
----------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                        1,142       1,116     2,249       2,008
Service charges on deposit accounts                          4,090       3,764     8,127       7,367
Broker/dealer and insurance revenue                          1,783       1,750     3,514       3,142
Net securities gains (losses)                                   29          38        38          65
Bank owned life insurance income                               409          14       794          14
Other                                                        2,536       2,257     5,710       5,085
----------------------------------------------------------------------------------------------------
  Total noninterest income                                   9,989       8,939    20,432      17,681
----------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                              12,542      12,060    26,655      24,719
Office supplies and postage                                  1,143       1,011     2,174       2,084
Occupancy                                                    2,446       2,182     5,044       4,708
Equipment                                                    1,781       1,944     3,634       3,710
Professional fees and outside services                       1,424       1,240     3,056       2,542
Data processing and communications                           2,852       2,720     5,544       5,441
Capital securities                                               -         179         -         370
Amortization of intangible assets                               71         155       142         317
Loan collection and other real estate owned                     99         476       471         756
Other operating                                              3,505       3,881     6,345       7,093
----------------------------------------------------------------------------------------------------
  Total noninterest expense                                 25,863      25,848    53,065      51,740
----------------------------------------------------------------------------------------------------
Income before income taxes                                  18,378      17,170    36,589      34,109
Income taxes                                                 5,810       5,362    11,650      10,735
----------------------------------------------------------------------------------------------------
   NET (LOSS) INCOME                                  $     12,568  $   11,808  $ 24,939  $   23,374
----------------------------------------------------------------------------------------------------
Earnings Per Share:
    Basic                                             $       0.38  $     0.36  $   0.76  $     0.72
    Diluted                                           $       0.38  $     0.36  $   0.75  $     0.71
====================================================================================================

                                                                                    Page 10 of 10


NBT BANCORP INC. AND SUBSIDIARIES                       2Q       1Q        4Q       3Q       2Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME            2004     2004      2003     2003     2003
--------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                 (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans                                                 $39,635  $39,894  $ 40,082  $39,881  $39,540
Securities available for sale                          10,313   10,769    11,311    9,871   10,864
Securities held to maturity                               755      797       805      840      857
Other                                                     235      267        84      196      332
--------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income              50,938   51,727    52,282   50,788   51,593
--------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                9,674   10,045    10,369   10,920   12,040
Short-term borrowings                                     794      793       808      704      370
Long-term debt                                          3,627    3,615     3,780    3,586    3,691
Trust preferred debentures                                163      180         -        -        -
--------------------------------------------------------------------------------------------------
  Total interest expense                               14,258   14,633    14,957   15,210   16,101
--------------------------------------------------------------------------------------------------
Net interest income                                    36,680   37,094    37,325   35,578   35,492
Provision for loan and lease losses                     2,428    2,124     3,322    2,436    1,413
--------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses    34,252   34,970    34,003   33,142   34,079
--------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                   1,142    1,107     1,075      958    1,116
Service charges on deposit accounts                     4,090    4,037     4,302    4,164    3,764
Broker/dealer and insurance fees                        1,783    1,731     1,964    1,763    1,750
Net securities (losses) gains                              29        9        92       18       38
Bank owned life insurance income                          409      385       403      398       14
Other                                                   2,536    3,174     2,288    2,672    2,257
--------------------------------------------------------------------------------------------------
  Total noninterest income                              9,989   10,443    10,124    9,973    8,939
--------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                         12,542   14,113    12,355   12,486   12,060
Office supplies and postage                             1,143    1,031     1,028    1,104    1,011
Occupancy                                               2,446    2,598     2,477    2,143    2,182
Equipment                                               1,781    1,853     2,008    1,909    1,944
Professional fees and outside services                  1,424    1,632     1,470    1,421    1,240
Data processing and communications                      2,852    2,692     2,671    2,640    2,720
Capital securities                                          -        -       181      181      179
Amortization of intangible assets                          71       71       145      158      155
Loan collection and other real estate owned                99      372       636      448      476
Other operating                                         3,505    2,840     3,823    3,493    3,881
--------------------------------------------------------------------------------------------------
  Total noninterest expense                            25,863   27,202    26,794   25,983   25,848
--------------------------------------------------------------------------------------------------
Income (loss) before income taxes                      18,378   18,211    17,333   17,132   17,170
Income taxes                                            5,810    5,840     5,451    5,284    5,362
--------------------------------------------------------------------------------------------------
   NET INCOME (LOSS)                                  $12,568  $12,371  $ 11,882  $11,848  $11,808
==================================================================================================
Earnings per share:
   Basic                                              $  0.38  $  0.38  $   0.36  $  0.36  $  0.36
   Diluted                                            $  0.38  $  0.37  $   0.36  $  0.36  $  0.36
==================================================================================================